UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, PA 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2023, Lannett Company, Inc. (the “Company”) received a written notice from the New York Stock Exchange (“NYSE”) dated April 19, 2023 notifying the Company that the NYSE will commence proceedings to delist the Company’s common stock (“Common Stock”) from the NYSE. The NYSE reached this determination pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization of at least $15 million over a consecutive 30-trading day period.

The NYSE will apply to the Securities and Exchange Commission (“SEC”) to delist the Common Stock upon completion of all applicable procedures. The Company does not intend to appeal the NYSE’s determination and, accordingly, the Company expects that the Common Stock will be delisted.

The NYSE suspended trading in the Common Stock immediately after market close on April 19, 2023. The Common Stock will begin trading in the over-the-counter markets commencing on April 20, 2023.

The over-the-counter markets are significantly more limited than the NYSE, and quotation on the over-the-counter markets may result in a less liquid market available for existing and potential securityholders to trade the Common Stock and could further depress the trading price of the Common Stock. The Company can provide no assurance that the Common Stock will continue to trade on the over-the-counter markets, whether broker-dealers will continue to provide public quotes of the Common Stock or whether the trading volume of the Common Stock will be sufficient to provide for an efficient trading market.

The Company expects to remain subject to SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on April 19, 2023, announcing the NYSE’s suspension of trading and commencement of delisting procedures. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

2026 Notes Interest Payment

On April 17, 2023, the Company elected to defer an interest payment due on such date in respect of its 7.750% senior secured notes due 2026 (the “2026 Notes”) and enter a 30-day grace period. The Company’s election to not make such interest payment was not driven by liquidity constraints as the Company had approximately $47 million in unrestricted cash as of March 31, 2023.

If the Company does not make this interest payment within the 30-day grace period, it will constitute an event of default under the indenture, dated April 22, 2021 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated April 22, 2021 (the “First Supplemental Indenture” and, together with the Base Indenture, the “2026 Notes Indenture”), among, the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee and note collateral agent. If an event of default occurs, the trustee or the holders of not less than 30% in aggregate principal amount of the outstanding 2026 Notes may declare 100% of the principal of, and accrued and unpaid interest on, the 2026 Notes to be due and payable immediately. If the Company fails to pay interest on the 2026 Notes by the end of the grace period or if the 2026 Notes are accelerated, it will also constitute an event of default under the indenture governing the Company’s 4.50% unsecured convertible notes (the “Convertible Notes”), and the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Convertible Notes to be due and payable immediately. If the Company fails to pay the interest on the 2026 Notes by the end of the grace period or if the 2026 Notes are accelerated, it will also constitute an event of default under the Company’s 2L Credit Agreement (as defined below), and the administrative agent, itself or at the request of requisite lenders, may declare the second lien term loans and interest thereon due and payable and exercise all rights and remedies under the 2L Credit Agreement and related agreements. If the Company fails to pay the interest on the 2026 Notes by the end of the grace period or if the trustee or holders of the 2026 Notes are entitled to accelerate the 2026 Notes, it will also constitute an event of default under the Company’s asset-backed revolving credit agreement, and the administrative agent, itself or at the request of requisite lenders, may declare the revolving loans and interest thereon due and payable, terminate commitments and exercise all rights and remedies under the asset-based revolving credit agreement and related agreements.

2L Credit Facility Interest Payment

The Company has also determined that it will not make the interest payment due on April 24, 2023 in respect of its second lien credit and guaranty agreement (the “2L Credit Agreement”) among the Company, the other credit parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent, pursuant to which lenders party thereto made available to the Company a second lien term loan credit facility (the “2L Credit Facility”). The Company’s election to not make such interest payment is not driven by liquidity constraints as the Company had approximately $47 million in unrestricted cash as of March 31, 2023.

If the Company does not make this interest payment within the five-business day grace period, it will constitute an event of default under the 2L Credit Agreement. If an event of default occurs, the administrative agent, itself or at the request of requisite lenders, may declare the second lien term loans and interest thereon due and payable and exercise all rights and remedies under the 2L Credit Agreement and related agreements. If the Company fails to pay the interest on the 2L Credit Agreement by the end of the grace period, it will also constitute an event of default under the base indenture governing the 2026 Notes, and the trustee or the holders of not less than 30% in aggregate principal amount of the outstanding 2026 Notes may declare 100% of the principal of, and accrued and unpaid interest on, the 2026 Notes to be due and payable immediately. If the Company fails to pay the interest on the 2L Credit Agreement by the end of the grace period, it will also constitute an event of default under the indenture governing the Convertible Notes. If an event of default occurs, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Convertible Notes to be due and payable immediately. If the Company fails to pay the interest on the 2L Credit Agreement by the end of the grace period, it will also constitute an event of default under the Company’s asset-backed revolving credit agreement and the administrative agent, itself or at the request of requisite lenders, may declare the revolving loans and interest thereon due and payable, terminate commitments and exercise all rights and remedies under the asset-based revolving credit agreement and related agreements.

Impact of Delisting on Convertible Notes

Upon delisting of the Common Stock from the NYSE, a fundamental change will have occurred under the Convertible Notes. As such, upon delisting, the holders of the Convertible Notes will have the option to require the Company to repurchase for cash all of such holder’s notes at 100% of the principal amount, plus accrued and unpaid interest, in accordance with the procedures set forth in the indenture governing the Convertible Notes.

Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements.” Forward-looking statements are not promises or guarantees and investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to the impact of competitive products and pricing, product demand and market acceptance, new product development, acquisition-related challenges, the regulatory environment, interest rate fluctuations, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results, the impact of the delisting from the NYSE, including under our debt documents, the impact of failure to pay interest when due on our debt, the ability to implement a recapitalization, restructuring or similar transaction and the terms of such a transaction, the impact if any recapitalization, restructuring or similar transaction is implemented under applicable bankruptcy laws, including Chapter 11 of the U.S. Bankruptcy Code, and other risks detailed from time to time in our filings with the SEC. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise and other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, such as public health issues including health epidemics or pandemics, such as the outbreak of the novel coronavirus, whether occurring in the United States or elsewhere, which could disrupt our operations, disrupt the operations of our suppliers and business development and other strategic partners, disrupt the global financial markets or result in political or economic instability. The information in this Form 8-K should be read in conjunction with information in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including the consolidated financial statements and the Management’s Discussion and Analysis of Financial Condition and Results of Operations included therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	April 20, 2023 Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel

Date: April 20, 2023